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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

VALUECLICK, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ValueClick, Inc.
30699 Russell Ranch Road, Suite 250
Westlake Village, CA 91362
(818) 575-4500

March 23, 2010

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of ValueClick, Inc., a Delaware corporation (the "Company" or "ValueClick" or, in the first person, "we", "us" and "our"), to be held on Thursday, May 6, 2010, at 9:00 a.m., Pacific Time, at the Company's corporate offices located at 30699 Russell Ranch Road, Suite 250, Westlake Village, CA 91362.

         The Annual Meeting has been called for the purpose of considering and voting upon (i) the election of seven members to the Board of Directors of ValueClick to serve until the next annual meeting of ValueClick stockholders and until their successors have been elected and qualified; and, (ii) such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

         In accordance with rules and regulations adopted by the Securities and Exchange Commission (the "SEC"), we now furnish to our stockholders proxy materials, including our Annual Report to Stockholders, on the Internet. Accordingly, on or about March 26, 2010, our stockholders will receive a notice containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K and how to vote online. If you received a notice, you will not receive a paper copy of the Annual Meeting materials, including the notice of Annual Meeting, Proxy Statement, and proxy card, unless you request one. The notice also included instructions on how to request a paper or e-mail copy of the Annual Meeting materials. Stockholders who requested paper copies of the Annual Meeting materials did not receive a notice and will receive the Annual Meeting materials in the format requested.

         The Board of Directors of the Company has fixed the close of business on March 8, 2010 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

         The Board of Directors of the Company recommends that you vote "FOR" the election of the nominees of the Board of Directors as Directors of the Company.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR PROXY TODAY. YOU CAN VOTE BY INTERNET, BY TELEPHONE OR BY MAIL USING THE INSTRUCTIONS INCLUDED ON THE NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS OR PROXY CARD.

Sincerely,

Tom A. Vadnais Chief Executive Officer

NOTICE: This is the first year that brokers are not permitted to vote on the election of directors without instructions from the beneficial owner, as discussed in more detail in the Proxy Statement. Therefore, if your shares are held through a brokerage firm, bank or other nominee, they will not be voted in the election of directors unless you affirmatively vote your shares in one of the ways described in the Proxy Statement.

ValueClick, Inc.
30699 Russell Ranch Road, Suite 250
Westlake Village, CA 91362
(818) 575-4500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, May 6, 2010

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of ValueClick, Inc. (the "Company" or "ValueClick" or, in the first person, "we", "us" and "our") will be held on Thursday, May 6, 2010, at 9:00 a.m., Pacific Time, at the Company's corporate offices located at 30699 Russell Ranch Road, Suite 250, Westlake Village, CA 91362. The Annual Meeting is being called for the purpose of considering and voting upon:

  1.
  The election of the seven members named in this Proxy Statement to the Board of Directors of ValueClick to serve until the next annual meeting of ValueClick stockholders and until their successors have been elected and qualified; and

  2.
  Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

        The Board of Directors has fixed the close of business on March 8, 2010 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of the Company's common stock, par value $.001 per share, at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

        In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

        Directions to the Annual Meeting can be obtained by contacting the Company at (818) 575-4500.

        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE YOUR PROXY TODAY. YOU CAN VOTE BY INTERNET, BY TELEPHONE OR BY MAIL USING THE INSTRUCTIONS INCLUDED ON THE NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS OR PROXY CARD.

By Order of the Board of Directors

Scott P. Barlow Secretary

Westlake Village, California
March 23, 2010

ValueClick, Inc.
30699 Russell Ranch Road, Suite 250
Westlake Village, CA 91362

PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of ValueClick, Inc. (the "Company" or "ValueClick" or, in the first person, "we" "us" and "our") for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Thursday, May 6, 2010 at 9:00 a.m., Pacific Time, and any adjournments or postponements thereof. The Annual Meeting will be held at the Company's corporate offices located at 30699 Russell Ranch Road, Suite 250, Westlake Village, CA 91362.

        At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

  1.
  The election of the seven members named in this Proxy Statement to the Board of Directors of ValueClick to serve until the next annual meeting of ValueClick stockholders and until their successors have been elected and qualified; and

  2.
  Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

        This proxy statement and the related proxy form are being distributed on or about March 26, 2010 in connection with the solicitation of proxies for the Annual Meeting. The Board has fixed the close of business on March 8, 2010 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only holders of record of the Company's common stock, par value $.001 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 81,322,303 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and 553 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

        The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Directors are elected by a plurality of the votes cast, which means that the nominees receiving the highest number of votes cast for the number of positions to be filled are elected. Other matters require the approval of at least a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting.

        With respect to the election of a director, votes may be cast for or withheld from the nominee. Votes that are withheld from the nominee will not be voted with respect to the election of the nominee. Therefore, they do not affect whether a nominee has received sufficient votes to be elected, although they will be counted when determining whether there is a quorum. "Broker non-votes" (i.e., shares held by brokers or other nominees that they do not vote because they have not received voting instructions from the beneficial owners and do not have discretionary voting power) are not counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. Under recent amendments to New York Stock Exchange and SEC rules, the election of directors is no longer a routine matter as to which brokerage firms may vote in their discretion on behalf of clients who have not furnished voting instructions with respect to an uncontested director election. Because ValueClick has a plurality voting standard, however, broker non-votes will not affect the outcome of the vote on director elections.

        Stockholders of record of the Company are requested to vote by Internet, by telephone or by mail using the instructions included on the notice regarding the Internet availability of proxy materials or proxy card. If you are a beneficial owner (that is, your shares are held in the name of a bank, brokerage house or other holder of record), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Certain of these institutions offer Internet and telephone voting.

        Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given therein, properly executed proxies will be voted "FOR" the election of the nominees for director listed in this Proxy Statement. It is not anticipated that any other matters will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

        Stockholders of record may revoke any properly completed proxy at any time before it is voted on any matter by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. If you are a beneficial owner, you may revoke any prior voting instructions by contacting the bank, brokerage house or other holder of record that is the holder of record of your shares. Attendance at the Annual Meeting, by itself, will not revoke a proxy.

        Except where otherwise incorporated by reference, the Annual Report and Annual Report on Form 10-K are not a part of the proxy solicitation material. Shareholders may obtain printed copies of the Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission, without charge by mailing a request to ValueClick, Inc., Attention: Investor Relations, 30699 Russell Ranch Road, Suite 250, Westlake Village, CA 91362.

 CORPORATE GOVERNANCE

Independence of Directors

        We follow the standards of independence set forth in the Marketplace Rules of NASDAQ. Under these standards of independence, an independent director is one who is not an officer or employee of the Company or any other individual who has a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who otherwise:

  •
  is not, and has not within the past three years been, employed by the Company;

  •
  has not accepted, and whose immediate family member has not accepted, any payments from the Company in excess of $120,000 during any period of twelve consecutive months within the past three years preceding our determination of their independence, other than the following:

  (i)
  compensation for service on the Board or any committee of the Board;

  (ii)
  payments arising solely from investment in our securities that are non-compensatory in nature;

  (iii)
  compensation paid to a member of the director's immediate family who is a non-executive employee of the Company; or

  (iv)
  benefits under a tax-qualified retirement plan, or non-discretionary compensation.

  •
  is not an immediate family member of an individual who is, or at any time during the past three years was, an executive officer of the Company;

  •
  is not, and whose immediate family member is not, a partner in, or a controlling stockholder or an executive officer of, any organization to which we made, or from which we received, payments for property or services in 2009 or in any of the two prior fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than payments arising solely from investment in our securities or payments made under non-discretionary charitable contribution matching programs;

  •
  is not, and whose immediate family member is not, an executive officer of another entity where at any time during the past three years any of our executive officers served on the compensation committee of such entity; and

  •
  is not, and whose immediate family member is not, a current partner of our independent registered public accounting firm, or was a partner or employee of our independent registered public accounting firm who worked on our audit at any time during the past three years.

        The Board has affirmatively determined that each of Messrs. Buzby, Hart, Peters, and Rayport are "independent directors" under the criteria for independence set forth in the listing standards of NASDAQ. James R. Zarley, our Executive Chairman of the Board and Tom A. Vadnais, Chief Executive Officer are not independent directors due to their roles as executive officers of the Company. Mr. James A. Crouthamel, Director, is not an independent director due to advertising costs totaling $746,000 that we paid in 2009 to Acquisis LLC, of which Mr. Crouthamel was the managing director and greater than 5% owner up until November 2009. There were no direct or indirect relationships between the Company and Messrs. Buzby, Hart, Peters and Rayport other than their roles as Directors.

        All members of the Audit Committee, Compensation Committee and Nominating Committee of the Board are independent directors. In accordance with NASDAQ listing standards, all of the members of the Audit Committee also meet additional, heightened independence criteria applicable to audit committee members, which provide that they must not accept, directly or indirectly, any fees from the Company other than directors' fees and must not be affiliated persons of the Company (other than by virtue of their directorship).

The Board's Role in Risk Oversight

        It is management's responsibility to manage risk and bring to the Board's attention the most material risks to the Company. The Board has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. In this regard, the Board reviews and approves the Company's annual budget and meets at least quarterly to review our business developments, initiatives and financial results and regularly considers risk in connection with these reviews. The Board implements its risk oversight function both as a whole and through delegation to various committees. The Audit Committee regularly reviews financial and accounting risks, legal and compliance risks, treasury risks (insurance, investments, foreign exchange, etc.), and information technology security risks and has responsibility for overseeing other risk management functions. The Compensation Committee considers risks related to the attraction and retention of talent and risks relating to the design of compensation programs and arrangements. The full Board considers strategic risks and opportunities and is updated regularly by the Audit Committee and Compensation Committee regarding risk oversight in their areas of responsibility.

Board Leadership Structure

        We currently separate the functions of the Chairman of the Board and the Chief Executive Officer. This structure was implemented in 2007 to facilitate the transition of Mr. Vadnais to the role of Chief Executive Officer, while allowing Mr. Zarley, our former Chief Executive Officer, to continue to play a significant role in the strategic direction of the Company, including its merger and acquisition efforts, in his capacity as Executive Chairman. As Executive Chairman, Mr. Zarley is a full-time employee of the Company and works closely with Mr. Vadnais on the day-to-day operations of the Company. The Board believes that it is beneficial to have the continued involvement of these two executives in their respective roles. In addition, the Board has established the role of Lead Director, currently held by Mr. Rayport. Among other functions, the Lead Director is responsible for presiding at all meetings of the Board at which the Chairman is not present including executive sessions of the independent directors. The Board believes that having different individuals serve as Chairman and Chief Executive Officer, together with a Lead Director, is the most appropriate leadership structure for the Board at this time.

Meetings of Independent Directors

        The Board has determined that our independent directors will meet a minimum of two times per year in executive session to discuss any issues that might more properly be raised outside of the presence of management.

Code of Ethics and Business Conduct/Reporting of Concerns

        We have adopted a Code of Ethics and Business Conduct (the "Code") for our principal executive, financial and accounting, and other officers, and our directors, employees, agents, and consultants. The Code is publicly available on our website at www.valueclick.com in the "About Us" section. Among other things, the Code addresses such issues as conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of Company assets, compliance with applicable laws, and reporting of illegal or unethical behavior.

        Within the Code, ValueClick has established an accounting ethics complaint procedure for all employees of the Company. The complaint procedure is for employees who may have concerns regarding accounting, internal accounting controls and auditing matters. The Company treats all complaints confidentially and with the utmost professionalism. If an employee desires, he or she may submit any concerns or complaints on an anonymous basis, and his or her concerns or complaints will be addressed in the same manner as any other complaints. The Company does not, and will not, condone any retaliation of any kind against an employee who comes forward with an ethical concern or complaint.

        The Board also has established a process through which interested parties may communicate directly with Mr. Peters, the Audit Committee Chairman, or with the Company's outside compliance attorney, Brad Weirick at Gibson, Dunn & Crutcher LLP, regarding any ethical concerns or complaints. Confidential communications may be sent directly to Mr. Peters, c/o the Secretary of the Company, at the Company's corporate offices, 30699 Russell Ranch Road, Suite 250, Westlake Village, CA 91362, or to Mr. Weirick at Gibson, Dunn & Crutcher LLP, 333 S. Grand Avenue, Los Angeles, CA 90071.

Communications with the Board of Directors

        The Board has established a process for stockholders and other interested parties to communicate with the Board. Anyone wishing to communicate with the Board should send their communication to the Company's corporate offices, c/o the Secretary of the Company, at 30699 Russell Ranch Road, Suite 250, Westlake Village, CA 91362. Communications intended for a specific director, such as the Lead Director, or to a committee of the Board, should be addressed to their attention, c/o the Secretary of the Company, at this same address. The Secretary shall forward all such communications to the appropriate director or directors for consideration.

Nomination of Directors/Director Presence at Annual Meetings

General Criteria

        The Nominating Committee views the breadth of the experience of the full Board as an important aspect of the director nominations process. Nominees for director are evaluated and approved by the Nominating Committee and recommended to the Board for consideration and approval.

        The Company does not maintain a formal policy on board diversity and does not believe it is in the best interests of the Company to establish rigid criteria for the selection of director nominees. While diversity and having a variety of experiences and viewpoints represented on the Board should always be considered, a director nominee should not be chosen nor excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity. Rather, the Nominating Committee recognizes that the challenges and needs of the Company will vary over time and, accordingly, believes that the selection of director nominees by the Nominating Committee should be based on skill sets most pertinent to the needs and issues facing or likely to face the Company at the time of nomination. At the same time, the Nominating Committee believes that the Company will benefit from a diversity of background and experience on the Board and, therefore, the Nominating Committee will consider and seek nominees who, in addition to general management experience and business knowledge, possess, among other attributes, an expertise in one or more of the following areas: finance, technology, international business, investment banking, business law, corporate governance, risk assessment, and investor relations. In addition, there are certain general attributes that the Nominating Committee believes all director candidates must possess, including:

  •
  A commitment to ethics and integrity;

  •
  A commitment to personal and organizational accountability;

  •
  A history of achievement that reflects superior standards for themselves and others; and

  •
  A willingness to express alternative points of view while, at the same time, being respectful of the opinions of others and working collaboratively as a team player.

        The Nominating Committee periodically evaluates the composition of the Board to assess the skills and experience that are currently represented on the Board, as well as the skills and experience that the Board will find valuable in the future. This evaluation of the Board's composition enables the Board to update the skills and experience it seeks in the Board as a whole, and in individual directors, as the Company's needs evolve and change over time and to assess the effectiveness of efforts at pursuing diversity.

Stockholder Recommendations for Director Candidates

        The Nominating Committee will consider nominees for directors recommended by stockholders. To recommend a candidate for the 2011 Annual Meeting of Stockholders, a stockholder must deliver the recommendation to the Secretary of the Company, at the Company's corporate offices, not later than the close of business on February 5, 2011. Each recommendation should include information as to the qualifications of the candidate and should be accompanied by a written statement (presented to the Secretary of the Company) from the suggested candidate to the effect that the candidate is willing to serve.

Selection and Evaluation of Director Candidates

        In addition to considering director candidates recommended by stockholders, the Nominating Committee may consider candidates recommended by current directors, officers and employees of the Company and, from time to time, may utilize the services of a search firm to identify and approach potential candidates. In evaluating candidates for director, the Nominating Committee assesses the skills, experience and qualifications of the individual against the general criteria set forth above, including the particular needs of and issues facing or likely to face the Company at the time of nomination. In addition, with regard to the evaluation of current directors for renomination, the Nominating Committee takes into consideration each individual's past performance as a director of the Company. The Nominating Committee intends to evaluate any stockholder-recommended candidates in the same manner as candidates recommended from all other sources.

Director Attendance at Annual Meetings

        The Board typically schedules the annual meeting of stockholders in consideration of Board members' schedules, and members of the Board are encouraged, but not required, to attend the annual meeting of stockholders. Two directors attended the 2009 Annual Meeting.

Executive Officers and Directors

        Set forth below is information concerning ValueClick's executive officers and directors as of March 1, 2010:

Name	Age	Position(s)
James R. Zarley	65	Executive Chairman of the Board
Tom A. Vadnais	62	Chief Executive Officer and Director
John Pitstick	36	Chief Financial Officer
Carl White	45	Chief Executive Officer (Europe)
Peter Wolfert	46	Chief Technology Officer
Scott P. Barlow	40	Vice President, General Counsel and Secretary
David S. Buzby(1)(2)(3)	50	Director
James A. Crouthamel	45	Director
Martin T. Hart(2)(3)	74	Director
James R. Peters(1)	63	Director
Jeffrey F. Rayport(1)(3)	50	Director

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating Committee.

        JAMES R. ZARLEY is the Executive Chairman of the Board of ValueClick. From his arrival in 1999 until May 2007, Mr. Zarley served as Chairman and Chief Executive Officer of ValueClick and shaped the Company into a global leader in online marketing solutions. Prior to joining ValueClick, from April 1987 to December 1996, Mr. Zarley was Chief Executive Officer of Quantech Investments, an information services company. From December 1996 to May 1998, Mr. Zarley was the Chairman and Chief Executive Officer of Best Internet until its merger with Hiway Technologies, a Web hosting company, in May 1998. From May 1998 to January 1999, Mr. Zarley was the Chief Operating Officer of Hiway Technologies until its merger with Internet service provider, Verio, Inc. Mr. Zarley currently serves as a director of Texas Roadhouse, Inc., a restaurant chain.

        Mr. Zarley has acted as the Chairman of the Board of the Company for over ten years and is qualified to be a director of ValueClick due to, among other factors, his industry experience, extensive knowledge of the day-to-day operations of our business, general management experience in operational and leadership roles in various organizations, and his experience as a director on the boards of publicly-traded companies.

        TOM A. VADNAIS is the Chief Executive Officer of ValueClick. Mr. Vadnais joined ValueClick in October 2001 through the Company's acquisition of Mediaplex, where he was President, Chief Executive Officer and a member of the board of directors from April 2001 to October 2001. Mr. Vadnais has been a director of ValueClick since October 2001. He assumed the role of General Manager of the Company's Mediaplex division in November 2004 and Commission Junction in June 2005. In June 2006, Mr. Vadnais assumed the additional role of President (U.S.), and in June 2007, he was promoted to Chief Executive Officer. Mr. Vadnais' experience prior to ValueClick includes positions as: President, Chief Executive Officer and a member of the board of directors of Data Processing Resources Corporation; President and Chief Executive Officer of Tascor, Inc.; a member of Norrell's board of directors; and a member of the board of directors of Traffic.com. In addition, Mr. Vadnais held various management roles, such as Vice President of Operations and Assistant to the Chairman and Chief Executive Officer during his twenty-three year tenure at IBM. Mr. Vadnais holds a B.A. from the University of California, Los Angeles, and an M.B.A. from Golden Gate University. He is a graduate of The University of Virginia Darden School of Business Executive Program and the Advanced Management Program at Harvard Business School. Mr. Vadnais currently serves on the board of directors of privately-held Astadia, Inc., a software consulting company, and privately-held Mission Technology Group, Inc., a PC peripherals company.

        Mr. Vadnais has served as one of our directors for over eight years and is qualified to be a director of ValueClick due to, among other factors, his industry experience, extensive knowledge of the day-to-day operations of our business, general management experience in various operational and leadership roles in large organizations such as IBM, and his experience as a director on the boards of privately-held companies.

        JOHN PITSTICK is the Chief Financial Officer of ValueClick. Mr. Pitstick joined ValueClick in March 2005 and served as the Company's Executive Vice President of Finance prior to his promotion to Chief Financial Officer in September 2007. Prior to joining ValueClick, Mr. Pitstick was a senior manager in the audit practice of Ernst & Young, where he served both public and private companies in the high technology industry for nearly ten years. Mr. Pitstick is a Certified Public Accountant with a bachelor's degree in accounting from the University of San Francisco.

        CARL WHITE is ValueClick's Chief Executive Officer (Europe). Mr. White joined ValueClick in October 2001 as the General Manager of ValueClick's European operations. He assumed the role of Chief Operating Officer (Europe) in June 2005 and assumed the role of Chief Executive Officer (Europe) in August 2006. Prior to joining ValueClick, Mr. White served as the Chief Operating Officer of 24/7 Europe and was responsible for media and technology businesses in thirteen countries. Prior to that, Mr. White worked as a publisher for BBC Worldwide (the commercial arm of the British Broadcasting Corporation) managing commercial and editorial teams across a number of magazine titles and multimedia projects. Mr. White also has senior sales management experience from Gruner and Jahr, Media Week and Centaur Communications. Mr. White holds a B.S.c. from Bristol University, England.

        PETER WOLFERT joined ValueClick as the Chief Technology Officer in June 2000. Previously, Mr. Wolfert was the Senior Vice President and Director of Information Technology for Mellon Capital Management, an investment management firm in San Francisco, from October 1998 until June 2000. Prior to that, he served as Senior Vice President of Information Technology at AIM Funds in San Francisco from October 1995 to October 1998. From January 1992 until October 1995, Mr. Wolfert was Senior Vice President of Information Technology at Trust Company of the West. Mr. Wolfert graduated with a B.S. from the University of California at Davis, and an M.B.A., with emphasis in Management Information Systems, from the University of California at Irvine.

        SCOTT P. BARLOW joined ValueClick as the Vice President and General Counsel in October 2001 and has also served as the Secretary since February 2002. Prior to joining ValueClick, Mr. Barlow served as the General Counsel and Secretary for Mediaplex, Inc., a provider of technology-based marketing products and services, from December 2000 to October 2001. From October 1999 to December 2000, Mr. Barlow served as Mediaplex, Inc.'s Assistant General Counsel. Prior to his employment with Mediaplex, Inc., Mr. Barlow was a senior associate with Raifman & Edwards LLP, a San Francisco-based corporate law firm, from 1995 to 1999. Mr. Barlow graduated with a B.S. from the University of Florida and a J.D. from the University of Akron School of Law.

        DAVID S. BUZBY has been a director of ValueClick since May 1999. Mr. Buzby is a San Francisco-based investor and operator of entrepreneurial companies with experience in the internet and environmental industries. Mr. Buzby has been an investor and director of several private companies, including currently: SunRun, Inc. a residential solar service company, since September 2008, and Eco2 Plastics, Inc., a plastic recycling company, since May 2007. Previously, Mr. Buzby was an investor and Chairman of the Board of SunEdison, LLC, a solar integrator, from January 2005 to November 2008, and a Board member of Xunlight Corporation, a solar photovoltaic manufacturer, from August 2007 to November 2009. Mr. Buzby founded Reid Industries, a wholesale company, in April 2003 and serves as the company's CEO. Mr. Buzby graduated with a B.A. from Middlebury College and an M.B.A. from Harvard Business School.

        In addition to the substantial knowledge of our company and industry that Mr. Buzby has gained during his service on our Board, Mr. Buzby is qualified to be a director of ValueClick due to, among other factors, his over fifteen years of experience managing companies in various operational and finance roles, his involvement as both an investor and executive in companies operating in high-growth industries such as the internet and clean energy, and his experience as a director on the boards of publicly-traded and privately-held companies.

        JAMES A. CROUTHAMEL has been a director of ValueClick since July 2007. Mr. Crouthamel is the Principal of Old Town Capital, LLC where he has been an operating investor in early-stage interactive marketing service and technology companies since March 2005. Mr. Crouthamel founded Performics, Inc. in 1998 and served as the company's Chief Executive Officer from inception through its acquisition by DoubleClick, Inc. in June 2004. From June 2004 to March 2005, Mr. Crouthamel served as the Senior Vice President and General Manager at DoubleClick, Inc., where he oversaw the operations of Performics. Mr. Crouthamel earned a Master of Business Administration degree from Northwestern University's J.L. Kellogg Graduate School of Management, a Master of Engineering Management from Northwestern University's McCormick School of Engineering and completed his Bachelor of Science in Mechanical Engineering at Drexel University. Mr. Crouthamel currently serves on the board of directors of privately-held AdGooroo LLC, an online marketing company.

        Mr. Crouthamel is qualified to be a director of ValueClick primarily due to his extensive senior management and entrepreneurial experience in the online marketing industry over a fifteen year period. Mr. Crouthamel has started, operated and sold businesses that are similar in nature to, or in the same industry as, ValueClick.

        MARTIN T. HART has been a director of ValueClick since March 1999. Mr. Hart has been a private investor in the Denver area since 1969. Mr. Hart has owned and developed a number of companies into successful businesses, and has served on the board of directors for many public and private corporations. Presently, Mr. Hart is serving on the board of the following public companies: MassMutual Corporate Investors, an investment company; MassMutual Participation Investors, an investment company; and Texas Roadhouse, Inc., a restaurant chain. Within the past five years, Mr. Hart also served on the board of directors of Spectranetics Corporation, a medical device company. He also serves on the board of directors of several private companies. Mr. Hart graduated with a B.A. from Regis University and is a Certified Public Accountant.

        In addition to the substantial knowledge of our company and industry that Mr. Hart has gained during his service on our Board, Mr. Hart is qualified to be a director of ValueClick due to, among other factors, his background in public accounting, his deep capital markets and mergers and acquisition experience, and his experience as a director on the boards of publicly-traded and privately-held companies.

        JAMES R. PETERS has been a director of ValueClick since July 2007. Mr. Peters is a Certified Public Accountant and a retired partner (retired in 2006) from the audit practice of Ernst & Young, where he began his career in 1971. He has extensive experience with public and private companies in a number of industries, including retail, distribution, manufacturing, health sciences, technology, communications, and entertainment. Mr. Peters is a former faculty member of the Directors' Certification Program at the Anderson School of Business of the University of California, Los Angeles. He is also a former advisory board member for the Entrepreneurial Studies program of the University of Southern California. Mr. Peters is a member of the National Association of Corporate Directors and serves on the board of directors of privately-held FzioMed, Inc., a medical device company. Mr. Peters was previously a director of Natrol, Inc. (Nasdaq: NTOL) prior to its acquisition by a private enterprise in December 2007.

        Mr. Peters is the chairman of the Company's Audit Committee. Mr. Peters is qualified to be a director of ValueClick primarily due to his background in public accounting whereby he was an audit partner at the accounting firm of Ernst & Young LLP. Mr. Peters provides extensive audit and corporate governance knowledge and experience and qualifies as an audit committee financial expert as defined by the SEC. During his tenure as an audit partner, Mr. Peters advised numerous publicly-traded and privately-held companies on accounting, internal controls, and capital markets activities. In additional to his extensive financial and accounting background, Mr. Peters has experience as a director on the boards of publicly-traded and privately-held companies.

        JEFFREY F. RAYPORT has been a director of ValueClick since May 2002. Dr. Rayport was formerly a director of Be Free, Inc. (which merged with ValueClick in 2002). Dr. Rayport currently works at Monitor Group, a management consulting firm, as the founder and Chief Executive Officer of Monitor Marketspace, an e-commerce research and media unit established in 1998. From 1991 to 2000, he was a faculty member at Harvard Business School in the Service Management Unit. He currently serves as a director of Global Sports Interactive. Dr. Rayport earned an A.B., A.M. and Ph.D. from Harvard University, and an M. Phil. from the University of Cambridge (U.K.).

        In addition to the substantial knowledge of our company and industry that Dr. Rayport has gained during his service on our Board, Dr. Rayport is qualified to be a director of ValueClick due to, among other factors, his background as an educator at Harvard Business School, his active involvement in the online marketing sector as a consultant and advisor since 1994, and his experience as a director on the boards of publicly-traded and privately-held companies.

Committees

Audit Committee

        Function.    The Company has a standing Audit Committee, which acts under a written charter that was last revised in February 2007. Under its charter, the Audit Committee, among other things, appoints our independent registered public accounting firm each year and approves the compensation and terms of engagement of our independent registered public accounting firm, approves services proposed to be provided by our independent registered public accounting firm as well as all services proposed to be provided by other professional financial services providers, reviews and approves all related party transactions, and monitors and oversees the quality and integrity of our accounting process and system of internal controls. The Audit Committee reviews the annual audit reports of our independent registered public accounting firm and reports of examinations by any regulatory agencies, and it oversees our corporate governance program. The Audit Committee also performs certain risk oversight functions as noted above in "The Board's Role in Risk Oversight". The Audit Committee charter is publicly available on our website at www.valueclick.com in the "Investor Relations" section under "Board of Directors."

        Members.    The current members of the Audit Committee are Mr. Peters—Chairman, Mr. Buzby, and Dr. Rayport. Each member of the Audit Committee is an independent director under the listing standards of NASDAQ as set forth above. In addition, in accordance with NASDAQ listing standards, each member of the Audit Committee meets additional heightened independence criteria applicable to audit committee members. As determined by the Board, each Audit Committee member meets NASDAQ's financial literacy requirements, and the Board has determined that Mr. Peters qualifies as an "audit committee financial expert" as that term is defined by rules of the SEC.

Compensation Committee

        The Company has a standing Compensation Committee, which consists of Mr. Hart—Chairman and Mr. Buzby, both of whom are independent directors under NASDAQ listing standards as set forth above. The Compensation Committee does not have a written charter.

        The Compensation Committee, among other things, reviews and approves the compensation and incentive arrangements for the Company's Chief Executive Officer and Executive Chairman (without the presence of the Company's Chief Executive Officer or Executive Chairman during deliberations) and for all other executive officers, reviews general compensation levels for other employees as a group, approves awards to be granted to eligible persons under the Company's stock plans, and takes such other actions as may be required in connection with the Company's compensation and incentive plans. The Chief Executive Officer periodically reviews the performance of each executive officer, other than himself, whose performance is periodically reviewed by the Compensation Committee. The conclusions reached and recommendations based on these reviews, including with respect to compensation adjustments and equity award amounts, are presented to or developed by the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any recommended cash compensation adjustments or equity awards to executive officers. The Compensation Committee has not delegated its authority to others and has not utilized outside compensation consultants in determining compensation and incentive arrangements for any of the Company's executive officers.

        Compensation for non-management directors is overseen by the full Board. The Board's process for reviewing and determining compensation of the non-management directors is described on page 25.

Nominating Committee

        The Company has a standing Nominating Committee, which consists of Dr. Rayport—Chairman, Mr. Buzby, and Mr. Hart. The Nominating Committee oversees the director nominations process and evaluates and recommends director candidates to the Board for nomination and election by the Company's stockholders. In evaluating director candidates, the Nominating Committee follows the general criteria described above in "Nomination of Directors/Director Presence at Annual Meetings." The Nominating Committee charter is publicly available on our website at www.valueclick.com in the "Investor Relations" section under "Board of Directors."

Board and Committee Meetings

        During 2009, the Board held six meetings, the Compensation Committee held five meetings, the Audit Committee held eight meetings, and the Nominating Committee held one meeting. In 2009, each director attended or participated in 95% or more of the number of meetings held by the Board and each of the committees on which the director served.

Risk and Compensation Programs

        Upon review and evaluation of its compensation policies and practices, including the 2009 Executive Incentive Compensation Plan performance metrics, the mix of variable and non-variable cash compensation, and the use of equity awards that align the interests of the recipients of such awards with the long-term interests of the Company's stockholders, the Company has determined that the risks arising from the compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Related Party Transactions

        Our Board has adopted written policies and procedures regarding related party transactions. The policies and procedures apply to transactions with any related person, which SEC rules define to include directors, director nominees, executive officers, beneficial owners of in excess of 5% of the outstanding shares of the Company's common stock, and their respective immediate family members. These policies and procedures are described in the Code, which is publicly available on our website at www.valueclick.com in the "About Us" section. These policies and procedures require that all related party transactions, regardless of size, be approved by the Audit Committee. The Audit Committee's decision as to whether or not to approve a related party transaction is to be made in light of the Audit Committee's determination that consummation of the transaction is not contrary to our best interests and is on terms no less favorable to us than we could obtain from non-related parties. Any related party transaction approved by the Audit Committee must be disclosed to the Board.

        In 2009, we paid advertising costs totaling $746,000 to Acquisis LLC, of which Mr. Crouthamel was a managing partner and greater than 5% owner. In November 2009, Mr. Crouthamel sold his interest in Acquisis LLC and has no ongoing association with this entity. As a result of the historical relationship with Acquisis LLC, Mr. Crouthamel is deemed to not be an independent director of the Company. Other than the aforementioned relationship, during 2009, the Company was not a party to any other transactions in which a related party had a material direct or indirect interest. There are no family relationships between any of our directors or executive officers.

 Report of the Audit Committee of the Board of Directors

        The Audit Committee of the Board of Directors has furnished the following report on Audit Committee matters:

        Pursuant to its charter, the Audit Committee, consisting entirely of independent directors, is primarily responsible for overseeing and monitoring the accounting, financial reporting and internal controls practices of the Company. Its primary objective is to promote and preserve the integrity of the Company's consolidated financial statements and the independence and performance of the Company's independent registered public accounting firm. The Committee also oversees the performance of the Company's corporate governance function, the Company's compliance with legal and regulatory requirements, and the review and approval of any related party transactions.

        It is important to note, however, that the role of the Audit Committee is one of oversight, and the Committee relies, without independent verification, on the information provided to it and the representations made by management, the Company's corporate governance personnel and the Company's independent registered public accounting firm. Management retains direct responsibility for the financial reporting process and the Company's system of internal controls.

        In furtherance of its role, the Audit Committee has an annual agenda which includes periodic reviews of the Company's internal controls and of potential exposure for the Company such as litigation matters. The Committee meets at least quarterly and reviews the Company's interim quarterly financial results and earnings releases prior to their publication.

        The Audit Committee's policy, per its charter, is to pre-approve all audit and non-audit services provided by the Company's independent registered public accounting firm and other professional financial services providers. These services may include audit services, audit-related services, tax services, and other financial services. Pre-approval generally is provided for up to one year and any pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The Company's independent registered public accounting firm and management report annually to the Audit Committee regarding the extent of services provided by the Company's independent registered public accounting firm in accordance with this pre-approval, and the related fees for the services performed. All of the audit, audit-related, tax, and other financial services provided by PricewaterhouseCoopers LLP in 2009 and related fees were approved in accordance with the Audit Committee's charter.

        The Audit Committee has reviewed and discussed with management (i) the audited consolidated financial statements of the Company for the year ended December 31, 2009, (ii) the Company's evaluation of the effectiveness of its internal control over financial reporting as of December 31, 2009, and (iii) the related opinions by the Company's independent registered public accounting firm. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters relating to the conduct of the audit that independent accountants must communicate to audit committees under standards adopted by the Public Company Accounting Oversight Board. The Audit Committee also has received written disclosures and a letter from PricewaterhouseCoopers LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the independence of that firm. Based upon these materials and discussions, the Audit Committee has recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009.

Submitted by the Audit Committee of the Board of Directors
James R. Peters
David S. Buzby
Jeffrey F. Rayport

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Objectives

        This Compensation Discussion and Analysis, or "CD&A," reports on the Company's compensation principles and practices for its named executive officers ("NEOs"), whose actual compensation for 2009 is set forth in the Summary Compensation Table following this CD&A.

        The objectives of our executive compensation policies and practices are to:

  •
  Provide competitive compensation that supports the Company's business strategies;

  •
  Attract, retain and motivate over the long-term, high-quality and productive individuals by maintaining competitive compensation relative to other companies in the marketplace;

  •
  Focus our executives on achieving financial and operational goals that are tied to quarterly and annual performance objectives, with the ultimate objective of improving stockholder value; and

  •
  Align management and stockholder interests through grants of equity-based awards.

2009 Executive Compensation Components

        The compensation components for our NEOs include base salary, quarterly and annual performance-based cash incentive compensation and, from time to time, grants of equity awards, as well as the standard benefits available to all full-time Company employees. Our NEOs are also eligible for additional post-termination benefits in the event of a termination of employment in connection with a change in control of the Company under certain circumstances as described below.

        The Compensation Committee has not established formal policies or guidelines with respect to the mix of base salary, performance-based cash incentive compensation and equity awards to be paid or awarded to our NEOs, nor has it established formal policies or guidelines with respect to the frequency of reviewing base salary and performance-based cash incentive compensation levels or the frequency of making grants of equity awards to our NEOs. The Compensation Committee has not utilized benchmarking when making decisions regarding the base salary, cash incentive compensation and equity awards for the Company's NEOs. Accordingly, no particular percentile in comparison with peers has been established as a target level for any of these components or total compensation.

        Instead, the Compensation Committee members use their general business knowledge, which includes their external business experience, when making compensation decisions. In general, the Compensation Committee believes that the largest component of the compensation for our NEOs and other senior members of management should be based on corporate performance and seeks to link performance-based cash incentive compensation with measurable Company financial objectives to align the interests of our NEOs with our stockholders. Additionally, the Compensation Committee views equity awards as performance-based compensation as our NEOs receive greater value if the price of the Company's common stock appreciates.

Base Salary

        The Company pays base salaries at levels believed to be necessary to attract and retain our NEOs. In setting and modifying base salary levels for our NEOs, the Compensation Committee takes into broad consideration job responsibilities, tenure with the Company and the Company's historical salary levels for that position.

        The following summarizes the base salary levels of our NEOs during 2009:

Name and Title	Beginning Base Salary	Ending Base Salary	Date of Salary Increase
James R. Zarley, Executive Chairman of the Board	$450,000	$450,000	Not applicable
Tom A. Vadnais, Chief Executive Officer	$450,000	$450,000	Not applicable
John Pitstick, Chief Financial Officer	$300,000	$300,000	Not applicable
Carl White, Chief Executive Officer—Europe	£200,000	£200,000	Not applicable
Peter Wolfert, Chief Technology Officer	$325,000	$325,000	Not applicable

        No increases in base salaries were provided to the NEOs during 2009 or 2008 due to a Company-wide salary freeze that was implemented in the second half of 2008 in light of the macroeconomic environment, other than an increase for Mr. White in 2008 from £160,000 to £200,000.

Performance-Based Cash Incentive Compensation

        The 2009 Executive Incentive Compensation Plans ("2009 EIC Plans") for our NEOs required achievement by the Company of certain quarterly revenue and earnings targets. Payments associated with achieving revenue targets were equally weighted with payments associated with achieving earnings targets, and the achievement/non-achievement of either the revenue or earnings target did not impact the amounts earned related to the other target. The Compensation Committee utilized revenue and earnings targets in the 2009 EIC Plans because it believes that these metrics are key factors in creating long-term stockholder value.

        The 2009 EIC Plans had a tiered structure whereby increased levels of performance above the threshold target would result in greater payouts up to a specified maximum. The 2009 EIC Plans did not have a guaranteed minimum payment, so it was possible that performance could have resulted in no incentive payments being made to our NEOs.

        Earnings targets under the 2009 EIC Plans for Messrs. Zarley, Vadnais, Pitstick and Wolfert were based on a measure of consolidated adjusted-EBITDA which, for purposes of the 2009 EIC Plans, is defined as net income before interest, income taxes, depreciation, amortization, and stock-based compensation. Revenue targets for Messrs. Zarley, Vadnais, Pitstick and Wolfert were based on consolidated revenue. The revenue and earnings targets for Messrs. Zarley, Vadnais, Pitstick and Wolfert were based on the Company's consolidated results as these individuals had oversight responsibilities that covered the entire Company.

        Mr. White's 2009 EIC plan was weighted based upon the achievement of the following factors: 50% on European income from operations before corporate overhead; 30% on European total revenue; 10% on consolidated adjusted-EBITDA and 10% on consolidated revenue. Mr. White's targets are primarily based on European operations because he is the executive primarily responsible for the Company's European operations.

        The Compensation Committee structured the 2009 EIC Plans such that the maximum potential payments under the plan for Messrs. Zarley and Vadnais were $720,000 or 160% of the their respective base salaries; the maximum potential payments for Messrs. Pitstick and Wolfert were $400,000, or 133% and 123% of their respective base salaries; and the maximum potential payment for Mr. White was £160,000, or 80% of his base salary. The Compensation Committee believes the significant percentage of performance-based cash compensation relative to base salaries is consistent with the objective of linking a significant portion of our NEOs' total compensation, including cash compensation, to Company performance. The employment agreements with our NEOs do not specify the minimum amount of incentive compensation that our NEOs are eligible to achieve. The higher relative percentages of base salary for Messrs. Zarley and Vadnais are due to their more senior positions within the Company relative to Messrs. Pitstick, White and Wolfert.

        The following table summarizes the consolidated revenue and earnings targets, followed by the related quarterly payout amounts, under the 2009 EIC Plans for Messrs. Zarley, Vadnais, Pitstick and Wolfert at various achievement levels, including: the minimum threshold achievement level in order to qualify for any payment; the maximum achievement level; and the midpoint which represents the target achievement level.

        Notwithstanding the targets and formulas contained in the EIC Plans, the Compensation Committee maintains the discretion to grant incentive compensation other than in connection with the attainment of certain targets. No such discretionary payments were approved for 2008 or 2009.

	Minimum Threshold		Mid Point		Maximum Achievement		Actual Results
	Revenue	Earnings	Revenue	Earnings	Revenue	Earnings	Revenue	Earnings
Performance Targets by Tier (in millions)
First Quarter 2009	$119.0	$27.5	$132.2	$30.6	$158.6	$36.7	$135.0	$34.7
Second Quarter 2009	$118.8	$29.7	$132.0	$33.0	$158.4	$39.6	$130.4	$34.4
Third Quarter 2009	$117.0	$29.3	$130.0	$32.5	$156.0	$39.0	$130.2	$33.4
Fourth Quarter 2009	$118.8	$30.6	$132.0	$34.0	$158.4	$40.8	$130.2	$37.7

	Minimum Threshold				Maximum Achievement
			Mid Point
							Maximum Potential Annual Payout
	Revenue	Earnings	Revenue	Earnings	Revenue	Earnings
Potential Quarterly Payout Amounts
James R. Zarley	$22,500	$22,500	$56,250	$56,250	$90,000	$90,000	$720,000
Tom A. Vadnais	$22,500	$22,500	$56,250	$56,250	$90,000	$90,000	$720,000
John Pitstick	$12,500	$12,500	$31,250	$31,250	$50,000	$50,000	$400,000
Peter Wolfert	$12,500	$12,500	$31,250	$31,250	$50,000	$50,000	$400,000

        The following table summarizes the revenue and earnings targets for the Company's European operations under the 2009 EIC Plans for Mr. White:

	Minimum Threshold		Mid Point		Full Achievement		Actual Results
	Revenue	Earnings	Revenue	Earnings	Revenue	Earnings	Revenue	Earnings
Performance Targets by Tier (in millions)
First Quarter 2009	$20.2	$2.1	$22.4	$2.4	$26.9	$2.9	$21.3	$1.3
Second Quarter 2009	$19.8	$2.8	$22.0	$3.1	$26.4	$3.8	$20.9	$3.7
Third Quarter 2009	$19.8	$3.5	$22.0	$3.9	$26.4	$4.7	$20.0	$2.8
Fourth Quarter 2009	$22.1	$5.0	$24.5	$5.6	$29.4	$6.7	$25.0	$5.9

	Minimum Threshold				Full Achievement
			Mid Point
							Maximum Annual Payout
	Revenue	Earnings	Revenue	Earnings	Revenue	Earnings
Quarterly Payout Amounts	£4,000	£6,000	£10,000	£15,000	£16,000	£24,000	£160,000

        Actual payouts under the 2009 EIC Plans for the NEOs in 2009 are shown in the Summary Compensation Table appearing on page 19. The quarterly targets were achieved, in general, near the mid-point targets.

Equity Awards

Restricted Stock Awards:

        The Company utilizes stock plans to provide our NEOs with incentives to maximize long-term stockholder value. Prior to 2008, awards under these plans took the form of stock option grants. However, consistent with our objective of aligning management and stockholder interests, and due to the high levels of volatility in the Company's common stock and the sustained decrease in the Company's stock price that occurred in 2008, the Compensation Committee determined that restricted stock awards were a more appropriate tool to assist in retaining the Company's NEOs and other key employees. Accordingly, no stock option grants were made to our NEOs during 2008 or 2009. In 2008 the Company granted 230,000 restricted stock awards to Mr. Vadnais and 150,000 restricted stock awards to each of the Company's other NEOs. The higher number of restricted stock awards granted to Mr. Vadnais was due to his role as Chief Executive Officer. All restricted stock awards, including those granted to non-executive employees, vest over a four-year period from the date of grant and vest immediately upon the occurrence of a change in control. No restricted stock awards were granted to the Company's NEOs during 2009 due to the level and timing of restricted stock awards granted in 2008.

        As noted above, the Compensation Committee has not utilized benchmarking when making decisions regarding the levels of stock awards granted to the Company's NEOs. In addition, when determining the number of shares subject to stock awards for NEOs, the Compensation Committee does not determine the number of shares to be awarded based upon a specific dollar value thereof, nor has it utilized other financial models. Rather, the Compensation Committee takes into broad consideration job responsibilities, tenure with the Company, the Company's historical levels of stock awards for that position, and the number and exercise price of prior stock awards for each NEO. The Compensation Committee also considers the amount of shares available under the 2002 Stock Plan as well as the financial statement impact of stock awards. Equity awards are generally granted at the regularly scheduled quarterly meetings of the Compensation Committee. The grants made are at the discretion of the Compensation Committee using the factors noted above.

Employee Stock Purchase Plan:

        The Company established its Employee Stock Purchase Plan ("ESPP") in September 2007. The ESPP allows all employees and officers to purchase shares of the Company's common stock through payroll deductions of up to 10 percent of their annual, eligible compensation up to a maximum of $15,000 per year. The price of common stock purchased under the ESPP is equal to 85 percent of the lower of the fair market value of the common stock on the commencement date of each twelve-month offering period or the specified purchase date. During 2009, all of the NEOs other than Mr. White participated in the ESPP.

Benefits

        We provide various employee benefit programs to our NEOs, including medical, dental, life, and disability insurance benefits, which are generally available to all full-time employees of the Company. We also sponsor a tax-qualified 401(k) savings plan pursuant to which eligible employees paying U.S. taxes on a non-discriminatory basis are able to contribute a portion of their base salaries up to the limit prescribed by the Internal Revenue Service. We provide for discretionary matching contributions equal to 50% of the first 4% of base salary contributed. All employee contributions to the 401(k) savings plan are fully vested upon contribution. Our matching contributions are vested based on the employee's years of service.

        Other than a car allowance for Mr. White, which is customary practice in Europe, and a housing allowance for Mr. Vadnais, we do not provide any additional perquisites or executive-level benefit programs to our NEOs.

Compensation Arrangements Relating to Termination of Employment

        We only provide severance benefits upon a termination in connection with a change in control. We view change-in-control provisions for our NEOs as an important tool to align their interests with the interests of our stockholders insofar as it allows our NEOs to focus on stockholder interests when considering strategic alternatives. The change-in-control benefits provided to our NEOs do not affect our decisions regarding other compensation elements; rather they are one tool we use to ensure we can attract and retain our NEOs. The structure of the change-in-control provisions for our NEOs as described below has evolved over time and is based upon the Compensation Committee's determination of what is appropriate (based upon their external business experience) for a publicly-traded company of our size and complexity.

        The employment agreements with our NEOs provide certain compensation if their employment is terminated without cause in connection with the occurrence of a change in control of the Company or upon an occurrence of a constructive termination following a change in control (hereafter referred to as "a double-trigger event"). Other than the acceleration of vesting of restricted stock awards, which is provided to all holders of the Company's restricted stock, no severance or other benefits are provided under the employment agreements solely upon the occurrence of a change in control. These employment agreements were last amended on February 7, 2008 and since then have provided for the following benefits upon a double-trigger event:

  (a)
  the payment of one year's base salary;

  (b)
  the vesting of 100% of all outstanding equity awards; and

  (c)
  a tax gross-up payment to reimburse the NEO for any golden parachute excise taxes that may be imposed by the Internal Revenue Service ("IRS") as a result of (a) and (b).

        In addition to the above, the employment agreement with Mr. Vadnais provides for the payment of an additional amount equal to his maximum annual incentive compensation opportunity in effect at the time of a double-trigger event. The Compensation Committee believes such a benefit is appropriate given the increased responsibilities associated with the role of CEO.

        We do not provide for severance benefits upon termination of employment other than in connection with a change in control and double-trigger event as we favor an "at will" employment approach that gives flexibility to the Company should we determine that termination of an NEO's employment is in the best interests of the Company.

Deductibility of Executive Compensation

        The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code, which disallows a Federal income tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for the chief executive officer and the other NEOs (excluding the chief financial officer), respectively, unless such compensation meets the requirements for the "performance-based" exception to Section 162(m).

        In 2009, two of our NEOs' compensation exceeded the $1 million limitation on deductible compensation as a result of certain compensation structures that were deemed non-performance-based under Section 162(m). The 2009 EIC Plans were not submitted for stockholder approval, and all compensation paid under the 2009 EIC Plans was accordingly subject to the $1 million limitation. The Compensation Committee has decided not to submit the 2010 EIC Plans for stockholder approval at the 2010 annual meeting or to take any other action to limit or restructure the elements of cash compensation payable to our NEOs. In addition, the deductibility of any compensation in connection with restricted stock awards will also be subject to the $1 million limitation per covered NEO. For the year ended December 31, 2009, the total amount of compensation that will not be deductible pursuant to Section 162(m) of the Internal Revenue Code is set forth in the table below.

Total Amount of Compensation Not Deductible
James R. Zarley	$239,185
Tom A. Vadnais	$436,257

        The Compensation Committee believes that in establishing the cash and equity incentive compensation programs for our NEOs, the potential deductibility of the compensation payable under those programs should be only one of several factors taken into consideration and not the sole governing factor. For that reason, the Compensation Committee may deem it appropriate to continue to provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash or equity incentive programs, which may be in excess of the amount deductible by pursuant to Section 162(m) or other provisions of the Internal Revenue Code.

Compensation Committee Report

        The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors

David S. Buzby
Martin T. Hart

 SUMMARY COMPENSATION TABLE

        The table below summarizes the total compensation paid to or earned by each of our NEOs for the year ended December 31, 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
James R. Zarley	2009	450,000	—	—	—	516,019	6,375	972,394
Executive Chairman of	2008	450,000	—	1,643,500	—	458,327	4,600	2,556,427
the Board	2007	440,625	100,000	—	4,323,755	100,000	4,500	4,968,880
Tom A. Vadnais	2009	450,000	—	—	—	516,019	68,673	1,034,692
Chief Executive Officer	2008	450,000	—	2,561,900	—	458,327	79,708	3,549,935
And Director	2007	397,917	262,500	—	5,458,925	75,000	47,330	6,241,672
John Pitstick	2009	300,000	—	—	—	286,678	4,900	591,578
Chief Financial Officer	2008	300,000	—	1,643,500	—	203,701	4,600	2,151,801
	2007	270,833	50,000	—	2,751,155	—	4,438	3,076,426
Carl White (4)	2009	313,186	—	—	—	124,898	25,055	463,139
Chief Executive	2008	358,668	—	1,643,500	—	118,966	29,064	2,150,198
Officer—Europe	2007	320,290	103,131	—	3,756,170	—	28,025	4,207,616
Peter Wolfert	2009	325,000	—	—	—	286,678	4,900	616,578
Chief Technology	2008	325,000	—	1,643,500	—	203,701	4,600	2,176,801
Officer

(1)
The amounts included in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of the awards made to NEOs in the years shown, computed in accordance with FASB ASC Topic 718. The value ultimately realized by the executive upon the vesting of the award(s) or the exercise of the stock option(s) may or may not be equal to the amounts included above. The estimated fair value of restricted stock awards was determined based on the fair value of the Company's common stock on the date of the grant. For stock options awards, see note 11 of the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 regarding the Black-Scholes option-pricing model and the assumptions underlying the valuation of stock options granted in 2007.

(2)
These amounts reflect cash compensation earned under the EIC Plans for each year. The 2009 EIC Plans are described in the Compensation Discussion and Analysis section under the heading "Performance-Based Cash Incentive Compensation."

The following table sets forth the quarterly cash compensation earned by each NEO under the 2009 EIC Plans:

	1st Quarter 2009	2nd Quarter 2009	3rd Quarter 2009	4th Quarter 2009	Total Fiscal Year 2009
James R. Zarley	140,625	123,053	123,750	128,591	516,019
Tom A. Vadnais	140,625	123,053	123,750	128,591	516,019
John Pitstick	78,125	68,363	68,750	71,440	286,678
Carl White	18,312	47,180	14,177	45,229	124,898
Peter Wolfert	78,125	68,363	68,750	71,440	286,678

  With the exception of Mr. White, the above cash compensation earned for the first, second, third, and fourth quarters of 2009 were paid to each NEO on May 15, 2009, August 15, 2009, October 31, 2009, and February 28, 2010, respectively. The cash compensation earned for the first, second, third, and fourth quarters of 2009 for Mr. White were paid on May 20, 2009, August 20, 2009, November 20, 2009, and February 19, 2010, respectively.

(3)
With the exception of Mr. Vadnais and Mr. White, these amounts represent matching contributions made by the Company under the Company's 401(k) savings plan. The amount attributable to Mr. Vadnais include housing expenses of $62,298 for the year ended December 31, 2009, with the balance related to matching contributions made by the Company under the Company's 401(k) savings plan. The amount attributable to Mr. White reflects Company matching contributions of $15,659 made under a defined contribution plan regulated in the United Kingdom and a car allowance of $9,396 in 2009.

(4)
Salary and all other compensation amounts for Mr. White were converted from British Pounds to U.S. Dollars using the average currency exchange rates in effect during 2009 equal to £1 British Pound to $1.57 U.S. Dollars. Non-equity incentive plan compensation amounts for Mr. White were converted from British Pounds to U.S. Dollars based on the average currency exchange rates in effect on the dates of payments: May 20, 2009 conversion rate of £1 British Pound to $1.54 U.S. Dollars, August 20, 2009 conversion rate of £1 British Pound to $1.65 U.S. Dollars, November 20, 2009 conversion rate of £1 British Pound to $1.67 U.S. Dollars, and February 19, 2010 conversion rate of £1 British Pound to $1.56 U.S. Dollars.

 GRANTS OF PLAN-BASED AWARDS
FOR THE YEAR ENDED DECEMBER 31, 2009

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (5)
						Grant Date Fair Value of Stock Awards (5)
Name	Grant Date	Threshold (2)($)	Target (3)($)	Maximum (4)($)
James R. Zarley	—	180,000	450,000	720,000	—	—
Tom A. Vadnais	—	180,000	450,000	720,000	—	—
John Pitstick	—	100,000	250,000	400,000	—	—
Carl White(6)	—	40,000	100,000	160,000	—	—
Peter Wolfert	—	100,000	250,000	400,000	—	—

(1)
The amounts reported reflect the threshold, target and maximum performance-based cash incentive compensation amounts that could have been paid for 2009 under the 2009 EIC Plans. The types and weighting of the performance measures under the 2009 EIC Plans are described in the CD&A section of this Proxy Statement. Actual amounts earned under the 2009 EIC Plans are reflected in the Summary Compensation Table above. Future payouts in years subsequent to 2009 will be based on new threshold, target and maximum amounts that are determined by the Compensation Committee each year.

(2)
The threshold amount represents the amount that would have been earned under the 2009 EIC Plans had the minimum performance targets been achieved. If performance was below the threshold targets, no amounts would have been earned.

(3)
The target amount represents the amount that would have been earned under the 2009 EIC Plans if actual performance fell at the approximate mid-point of the threshold targets and the maximum targets.

(4)
The maximum amount represents the highest possible amount that would have been earned under the 2009 EIC Plans had the maximum performance targets been achieved.

(5)
No stock awards were granted to the NEOs in 2009.

(6)
Amounts are in British Pounds.

 OUTSTANDING EQUITY AWARDS
AT DECEMBER 31, 2009

        The following table sets forth certain information regarding outstanding equity awards for each of our named executive officers as of December 31, 2009.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
James R. Zarley	343,750	—		$12.87	7/28/2015	—		—
	—	—		—	—	118,750	(4)	$1,201,750
Tom A. Vadnais	100,000	—		$7.16	8/04/2014	—		—
	100,000	—		$12.87	7/28/2015	—		—
	—	—		—	—	181,250	(5)	$1,834,250
John Pitstick	11,925	—		$10.80	4/19/2015	—		—
	25,000	—		$16.88	10/27/2015	—		—
	22,917	2,083	(1)	$16.85	4/28/2011	—		—
	—	—		—	—	118,750	(4)	$1,201,750
Carl White	6,250	—		$9.20	10/23/2013	—		—
	15,625	—		$7.16	8/4/2014	—		—
	25,292	—		$10.80	4/19/2015	—		—
	—	—		—	—	118,750	(4)	$1,201,750
Peter Wolfert	41,875	—		$2.45	7/31/2012	—		—
	47,917	2,083	(2)	$17.16	2/17/2011	—		—
	—	—		—	—	118,750	(4)	$1,201,750

(1)
Vests monthly over a four-year period beginning from the grant date of April 28, 2006.

(2)
Vests monthly over a four-year period beginning from the grant date of February 17, 2006.

(3)
Market value calculated based on the closing price of $10.12 of our common stock on December 31, 2009, the last trading day of 2009.

(4)
Consists of: (a) a restricted stock award for 50,000 shares of ValueClick, Inc. common stock, the unvested portion of which vests at 25% on December 3, 2010, 25% on December 3, 2011, and the remaining 12.5% on June 3, 2012 and (b) a restricted stock award for 100,000 shares of ValueClick, Inc. common stock, the unvested portion of which vests at 25% on May 10, 2010, 25% on May 10, 2011, 25% on May 10, 2012, and the remaining 12.5% on October 23, 2012.

(5)
Consists of: (a) a restricted stock award for 80,000 shares of ValueClick, Inc. common stock, the unvested portion of which vests at 25% on December 3, 2010, 25% on December 3, 2011, and the remaining 12.5% on June 3, 2012 and (b) a restricted stock award for 150,000 shares of ValueClick, Inc. common stock, the unvested portion of which vests at 25% on May 10, 2010, 25% on May 10, 2011, 25% on May 10, 2012, and the remaining 12.5% on October 23, 2012.

 OPTION EXERCISES AND STOCK VESTED FOR THE YEAR ENDED DECEMBER 31, 2009

        The following table sets forth information concerning stock options that were exercised and stock awards that vested during the year ended December 31, 2009 for each of the Company's NEOs.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercises ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James R. Zarley	—	—	25,000	$252,750
Tom A. Vadnais	—	—	38,750	$391,550
John Pitstick	—	—	25,000	$252,750
Carl White	—	—	25,000	$252,750
Peter Wolfert	—	—	25,000	$252,750

(1)
The value realized on vesting of the stock awards was calculated by multiplying the fair market value of the Company's common stock on the vesting date by the number of shares that vested.

 BENEFITS UPON TERMINATION OR CHANGE IN CONTROL

        As further described in the CD&A section above, we have entered into employment agreements with all of our NEOs that provide certain additional compensation if their employment with us is terminated without cause following the occurrence of a change in control of the Company or upon an occurrence of a constructive termination following a change in control. The Company's NEOs do not receive any additional benefits upon termination not in connection with a change in control.

        A "change in control" of the Company is generally defined in these employment agreements to have occurred upon consummation of any one of the following:

  (i)
  a sale, lease or other disposition of all or any material portion of the assets of the Company;

  (ii)
  a merger, consolidation or other reorganization in which the Company is not the surviving corporation and the stockholders of the Company immediately prior to the merger, consolidation or other reorganization fail to possess direct or indirect beneficial ownership of more than fifty percent (50%) of the voting power of the securities of the surviving corporation;

  (iii)
  a merger, consolidation or other reorganization in which the Company is the surviving corporation and the stockholders of the Company immediately prior to such merger, consolidation or other reorganization fail to possess direct or indirect beneficial ownership of more than fifty percent (50%) of the voting power of the securities of the Company.

        A "constructive" termination is defined as a material reduction, without the NEO's written consent, in his then-current base salary or, for Messrs. Zarley, Vadnais, Pitstick and Wolfert, a relocation of his principal place of employment outside the contiguous 48 states of the United States of America. "Cause" is generally defined as the final conviction of a felony or a crime involving moral turpitude, the refusal to comply with reasonable directives of the Board, negligence, recklessness, willful misconduct or failure to perform duties, misconduct materially negatively affecting the Company's reputation, or violation of the Company's policies.

Benefits Upon Termination

        Regardless of the manner in which an NEO's employment terminates, he will be entitled to receive amounts earned during his term of employment. Such amounts include:

  •
  earned but unpaid salary;

  •
  performance-based cash incentive compensation earned for recently completed fiscal periods;

  •
  employer-contributed amounts accrued and vested through the Company's 401(k) savings plan;

  •
  unused vacation pay; and

  •
  vested and exercisable equity awards under the Company's stock option plans.

        No additional compensation is provided to an NEO if his employment with the Company is terminated for reasons of cause, death, disability, and voluntary termination.

        Upon a termination without cause by the Company or upon the occurrence of a constructive termination, in each case in connection with a change in control, in addition to the benefits already earned during the term of employment listed above, each NEO would be entitled to receive a lump sum payment equal to one year of base salary. Additionally, 100% of the then outstanding unvested stock and option awards belonging to each NEO would be subject to immediate and full vesting. Further, each NEO is entitled to receive gross up payments in the event that payments to him trigger an excise tax pursuant to Section 4999 of the Internal Revenue Code. Mr. Vadnais would also be entitled to receive a payment of the maximum annual bonus in effect immediately prior to the time of such termination.

        The following table describes, based upon the employment agreements currently in place with our NEOs, the potential payments and benefits due to our NEOs upon constructive termination or termination without cause following a change in control of the Company, as further explained in the footnotes below, assuming such termination was effective as of December 31, 2009. Payments due to our NEOs upon any other termination are also presented below.

	Constructive Termination or Termination Without Cause Following a Change in Control			Any Other Termination
Name	Salary	Equity Awards(1)	Tax Gross-Up Payments	Salary	Option Grants
James R. Zarley	$450,000	$1,201,750	—	—	—
Tom A. Vadnais (2)	$1,170,000	$1,834,250	—	—	—
John Pitstick	$300,000	$1,201,750	—	—	—
Carl White	£200,000	$1,201,750	—	—	—
Peter Wolfert	$325,000	$1,201,750	—	—	—

(1)
Include amounts related to acceleration of vesting of stock option grants and restricted stock awards. The amount attributable to stock option grants is calculated as the difference between the stock option exercise price and $10.12, the closing price of the Company's common stock on December 31, 2009, multiplied by the number of unvested stock options that would have vested. The amount attributable to restricted stock awards is calculated as the number of unvested restricted stock awards as of December 31, 2009 multiplied by the closing price of the Company's common stock on December 31, 2009.

(2)
Also includes the maximum annual bonus of $720,000 in effect as of December 31, 2009.

Benefits Related Solely to a Change in Control

        In accordance with the terms of the Company's restricted stock awards with all employees, all unvested restricted stock awards held by our NEOs vest upon a change in control, regardless of whether the NEO's employment is terminated. The value of such change in control benefit is equal to the Equity Awards value provided in the above table.

DIRECTOR COMPENSATION

        The Company uses a combination of cash and equity awards to attract and retain qualified candidates to serve on the Company's Board. In setting director compensation, consideration is given to, among other factors, the amount of time that directors spend fulfilling their duties as a director, including committee assignments.

Cash Compensation Paid to Board Members

        Cash compensation paid to non-management directors is reviewed annually by the Board and any changes thereto are generally effective beginning on July 1st of that year and ending on June 30th of the following year. The Board does not delegate decisions regarding non-management director compensation and does not utilize outside consultants when setting compensation levels for non-management directors. As of July 1, 2009, non-management directors are entitled to receive the following annual cash compensation:

Annual Cash Compensation
Board Service	$25,000
Committee Membership	$5,000
Audit Committee Chairman	$20,000
Compensation Committee Chairman	$7,500
Nominating Committee Chairman	$7,500
Lead Outside Director	$5,000

        Annual cash compensation for the above roles remained unchanged during 2008 and 2009. The Company also reimburses each non-management director for travel and related expenses incurred in connection with attendance at Board and Board Committee meetings. Employees who also serve as directors receive no additional compensation for their services as a director.

Stock-Based Compensation

        From time to time, the non-management directors are granted equity awards in addition to their cash compensation. The timing and amount of such grants are at the discretion of the Board. Stock options granted to non-management directors generally vest at a rate of 50% per year over a two-year period and expire upon the earlier of (a) the option expiration date, which is ten years from the date of grant for options granted prior to January 1, 2006 or five years from the date of grant for options granted subsequent to December 31, 2005, or (b) the date on which the non-management director's role as a Director ceases. Stock options granted to non-management directors have exercise prices equal to the closing market value of the Company's common stock on the date the stock options were approved. Restricted stock awards granted to non-management directors currently have two vesting schedules: (a) cliff vesting in full two years after the grant date or (b) vesting at 12.5% six months from grant date, 25% on the eighteenth month, thirtieth month and the forty-second month from the grant date and the remaining 12.5% on the fourth anniversary of the grant date. In 2008, each non-management director received two restricted stock award grants totaling 31,000 shares. The first stock award was granted on June 3, 2008 for 6,000 shares each with a fair market value of $19.33 per share and the two year cliff vest schedule as described above. The second stock award was granted on October 23, 2008 for 25,000 shares each with a fair market value of $6.77 per share and a vesting schedule over four years as described above. There were no restricted stock awards granted in 2009.

2009 Director Compensation

        The following table sets forth the compensation earned by each of the Company's non-management directors for the year ended December 31, 2009.

Name and Principal Position	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
David S. Buzby, Director	40,000	—	—	12,327	52,327
James A. Crouthamel, Director	26,667	—	—	—	26,667
Martin T. Hart, Director	37,500	—	—	—	37,500
James R. Peters, Director	45,000	—	—	—	45,000
Jeffrey F. Rayport, Director	42,500	—	—	—	42,500

(1)
There were no stock awards granted to non-management directors in the fiscal year ended December 31, 2009. As of December 31, 2009, each non-management director has 27,875 shares of restricted stock awards outstanding.

(2)
There were no stock option awards granted to non-management directors in the fiscal year ended December 31, 2009. As of December 31, 2009, each director has the following number of stock options outstanding: David S. Buzby—25,000; and, Jeffrey F. Rayport—57,500. Messrs. Crouthamel, Hart and Peters have no outstanding stock options as of December 31, 2009.

(3)
The amount attributable to Mr. Buzby reflects health premiums of $12,327 paid by the Company.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of the shares of our common stock as of March 8, 2010, except as noted in the footnotes below, by:

  •
  Each person who we know to be the beneficial owner of 5% or more of our outstanding common stock;

  •
  Each named executive officer;

  •
  Each of our directors; and

  •
  All of our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to stock options held by that person that are currently exercisable or that will become exercisable within sixty days after March 8, 2010, are deemed to be beneficially owned by the person, even if the options have not actually been exercised, and are deemed to be outstanding for the purpose of computing the percentage ownership of that person. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of March 8, 2010, 81,322,303 shares of our common stock were issued and outstanding. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons have sole voting and investment power with respect to the shares shown as beneficially owned. Unless otherwise indicated, the address of the beneficial owner below is c/o ValueClick, Inc., 30699 Russell Ranch Road, Suite 250, Westlake Village, California 91362.

	Shares Beneficially Owned
Name of Beneficial Owner	Number(1)	Percent
Directors and Named Executive Officers:
James R. Zarley(2)	749,531	*
Tom A. Vadnais(3)	565,636	*
John Pitstick(4)	257,597	*
Carl White(5)	237,561	*
Peter Wolfert(6)	296,211	*
Martin T. Hart(7)	174,500	*
David S. Buzby(8)	77,000	*
James R. Peters(7)	39,000	*
Jeffrey F. Rayport(9)	268,553	*
James A. Crouthamel(7)	43,000	*
5% Stockholders:
BlackRock, Inc.(10)	7,373,561	9.1%
All Directors and Executive Officers as a group (11 persons)		3.6%

*
Less than 1%

(1)
Beneficial ownership also includes shares of restricted common stock that are unvested as of March 8, 2010 and that are therefore subject to forfeiture in the event the executive officer is not continuously employed by the Company or the director terminates his service with the Company until such date. Unvested restricted stock awards have dividend and voting rights.

(2)
Includes 343,750 shares of common stock issuable upon exercise of stock options which are presently exercisable or will become exercisable within sixty days from March 8, 2010 and 118,750 shares of restricted common stock that are unvested as of March 8, 2010.

(3)
Includes 200,000 shares of common stock issuable upon exercise of stock options which are presently exercisable or will become exercisable within sixty days from March 8, 2010 and 181,250 shares of restricted common stock that are unvested as of March 8, 2010.

(4)
Includes 61,925 shares of common stock issuable upon exercise of stock options which are presently exercisable or will become exercisable within sixty days from March 8, 2010 and 118,750 shares of restricted common stock that are unvested as of March 8, 2010.

(5)
Includes 47,167 shares of common stock issuable upon exercise of stock options which are presently exercisable or will become exercisable within sixty days from March 8, 2010 and 118,750 shares of restricted common stock that are unvested as of March 8, 2010.

(6)
Includes 91,875 shares of common stock issuable upon exercise of stock options which are presently exercisable or will become exercisable within sixty days from March 8, 2010 and 118,750 shares of restricted common stock that are unvested as of March 8, 2010.

(7)
Includes 27,875 shares of restricted common stock that are unvested as of March 8, 2010.

(8)
Includes 25,000 shares of common stock issuable upon exercise of stock options which are presently exercisable or will become exercisable within sixty days from March 8, 2010 and 27,875 shares of restricted common stock that are unvested as of March 8, 2010.

(9)
Includes 57,500 shares of common stock issuable upon exercise of stock options which are presently exercisable or will become exercisable within sixty days from March 8, 2010 and 27,875 shares of restricted common stock that are unvested as of March 8, 2010.

(10)
Number of shares beneficially owned as of December 31, 2009 based on Schedule 13G filed with the SEC on January 29, 2010. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires ValueClick's executive officers and directors, and persons who beneficially own more than 10% of a registered class of ValueClick equity securities, to file an initial report of securities ownership on Form 3 and reports of changes in securities ownership on Form 4 or Form 5 with the SEC. Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish ValueClick with copies of all Section 16(a) forms that they file. Based solely on ValueClick's review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for such persons, ValueClick believes that, for the reporting period from January 1, 2009 to December 31, 2009, our executive officers, directors and 10% stockholders complied with all of their reporting requirements under Section 16(a) for such year. For the reporting period from January 1, 2008 to December 31, 2008, and not previously disclosed because they were not known to ValueClick at the time the 2009 proxy statement was filed: (1) 202,585 shares of ValueClick common stock were gifted from Mr. Zarley to Zarley Investments L.P. on September 16, 2008 for which a Form 4 was not filed until February 18, 2009; and (2) 6,250 shares of ValueClick common stock were gifted from Mr. Zarley to Zarley Investments L.P. on December 15, 2008 for which a Form 4 was not filed until February 17, 2009.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        PricewaterhouseCoopers LLP, an independent registered public accounting firm, has audited the consolidated financial statements of the Company as of and for the years ended December 31, 2009, 2008 and 2007. No independent registered public accounting firm has been appointed for 2010 as the formal appointment of such firm typically occurs subsequent to the filing of this Annual Report. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with an opportunity to make a statement if they desire to do so, and the representatives are expected to be available to respond to appropriate questions. The Audit Committee has considered whether the provision of services by PricewaterhouseCoopers LLP, other than its respective audits of the consolidated financial statements of the Company and its respective reviews of the quarterly consolidated financial statements during these periods, is compatible with maintaining PricewaterhouseCoopers LLP's independence.

        During 2009 and 2008, PricewaterhouseCoopers LLP provided the following services to ValueClick:

	2009 Fees	2008 Fees
Audit Fees	$2,342,000	$2,593,000
Audit-Related Fees	$—	$—
Tax Fees	$621,000	$660,000
All Other Fees	$2,000	$2,000

        Audit Fees.    Fees for audit services provided by PricewaterhouseCoopers LLP for 2009 and 2008 include the annual audits, review of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q and review of documents filed with the SEC.

        Tax Fees.    Fees for professional tax services provided by PricewaterhouseCoopers LLP in 2009 and 2008 consist of detailed tax studies, tax planning projects and tax compliance services.

        All Other Fees.    Fees related to all other services provided by PricewaterhouseCoopers LLP in 2009 and 2008 consist of the licensing by the Company of an accounting research tool.

 PROPOSAL 1

ELECTION OF DIRECTORS

        ValueClick's bylaws provide that the exact number of directors will be fixed from time to time by action of our stockholders or Board. Based on the recommendation of the Nominating Committee, ValueClick's Board has nominated each of the seven persons listed below to be elected as directors to serve for a one-year term and until his successor is duly elected and qualified.

        Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, "FOR" the election of the Board's seven director nominees below. Proxies cannot be voted for more than the seven named director nominees.

        Each nominee for election has agreed to serve if elected, and ValueClick has no reason to believe that any director nominee will be unavailable to serve. If any director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for any director nominee that the present Board may designate to fill the vacancy.

        The biographies, and qualifications and experience, of ValueClick's nominees for directors are included above, under the heading "Executive Officers and Directors."

        The names of the nominees, and certain information about them, are set forth below.

Nominees

Name	Age	Director Since	Position
James R. Zarley	65	1998	Executive Chairman of the Board
Tom A. Vadnais	62	2001	Director and Chief Executive Officer
David S. Buzby	50	1999	Director
James A. Crouthamel	45	2007	Director
Martin T. Hart	74	1999	Director
James R. Peters	63	2007	Director
Jeffrey F. Rayport	50	2002	Director

Vote Required For Approval

        The affirmative vote of a plurality of the votes cast is necessary to elect each nominee as a director of the Company. This means that the nominees receiving the highest number of votes cast for the number of positions to be filled are elected.

        THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS AS DIRECTORS OF THE COMPANY.

 EXPENSES OF SOLICITATION

        The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain directors, officers and employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone or personal interview. Banks, brokerage houses, custodians and other nominees, and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such parties will be reimbursed for their expenses.

HOUSEHOLDING

        SEC rules permit the delivery of a single copy of a company's notice of Internet availability of proxy materials, or annual report and proxy statement to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder will continue to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses.

        The bank, brokerage house or other holder of record for any stockholder who is a beneficial owner, but not the record holder, of the Company's shares may deliver only one copy of the Company's Notice of Internet Availability of Proxy Materials, or Annual Report and Proxy Statement to multiple stockholders who share the same address, unless the bank, brokerage house or other holder of record has received contrary instructions from one or more of the stockholders. Beneficial owners who received a single copy of the Notice of Internet Availability of Proxy Materials, or Annual Report and Proxy Statement and wish to receive separate copies, now or in the future, may request them by calling (818) 575-4500 or writing c/o the Secretary of the Company at the Company's corporate offices, 30699 Russell Ranch Road, Suite 250, Westlake Village, CA 91362. We will deliver a separate copy of the Notice of Internet Availability of Proxy Materials, or Annual Report and Proxy Statement promptly upon request. Beneficial owners sharing an address who are receiving multiple copies of the Notice of Internet Availability of Proxy Materials, or Annual Report and Proxy Statement and would prefer to receive a single copy in the future should contact their bank, brokerage house or other holder of record to request delivery of a single copy in the future.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR
ANNUAL MEETING IN 2011

Stockholder Proposals for Inclusion in Next Year's Proxy Statement

        Stockholder proposals intended to be presented at the Annual Meeting of Stockholders to be held in 2011 must be received by the Company on or before November 26, 2010 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy for that meeting. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in the Company's Proxy Statement and form of proxy. Any stockholder proposals should be mailed to: Secretary, ValueClick, Inc., 30699 Russell Ranch Road, Suite 250, Westlake Village, CA 91362.

Other Matters for Presentation at Next Year's Annual Meeting

        Under the Company's Amended and Restated Bylaws, notice of any matter that is not submitted for inclusion in the Company's Proxy Statement and form of proxy for the Annual Meeting of Stockholders to be held in 2011, but that a stockholder instead wishes to present directly at the Annual Meeting of Stockholders, including director nominations and other items of business, must be delivered to the Secretary of the Company at 30699 Russell Ranch Road, Suite 250, Westlake Village, CA 91362 not later than the close of business on February 5, 2011 and not earlier than the close of business on January 6, 2011. The notice must include the information specified in the Amended and Restated

Bylaws. If the 2011 Annual Meeting of Stockholders is held more than 30 days before or 70 days after the anniversary of the 2010 Annual Meeting of Stockholders, the notice of any such nomination or other items of business must be delivered to the Secretary of the Company not earlier than the close of business on the 120th day prior to the 2011 Annual Meeting of Stockholders and not later than the close of business on the later of (i) the 90th day prior to the 2011 Annual Meeting of Stockholders or (ii) the 10th day following public announcement of the date of the 2011 Annual Meeting of Stockholders. We will not entertain any nominations or other items of business at the Annual Meeting of Stockholders that do not meet the requirements set forth in the Amended and Restated Bylaws. If we do not receive notice of a matter by February 5, 2011, SEC rules permit the Company to vote proxies in its discretion when and if the matter is raised at the Annual Meeting of Stockholders.

        The Company's Amended and Restated Bylaws are publicly available as Exhibit 3.1 to the Company's current report on Form 8-K, filed with the SEC on October 29, 2008.

OTHER MATTERS

        The Board does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE YOUR PROXY TODAY. YOU CAN VOTE BY INTERNET, BY TELEPHONE OR BY MAIL USING THE INSTRUCTIONS INCLUDED ON THE NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS OR PROXY CARD.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0000048502_1 R2.09.05.010 For Withhold For All All All Except The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees 01 James R. Zarley 02 David S. Buzby 03 Martin T. Hart 04 Tom A. Vadnais 05 Jeffrey F. Rayport 06 James R. Peters 07 James A. Crouthamel VALUECLICK, INC. 30699 RUSSELL RANCH RD. SUITE 250 WESTLAKE VILLAGE, CA 91362 ATTN:Secretary VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NOTE: Other Business. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments thereof. The board of directors at present knows of no other business to be presented by or on behalf of ValueClick or the board of directors at the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting

0000048502_2 R2.09.05.010 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com . VALUECLICK, INC. Annual Meeting of Stockholders May 6, 2010 9:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Tom A. Vadnais and John Pitstick, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Stockholders of ValueClick, Inc. to be held at the Company's headquarters located at 30699 Russell Ranch Road, Suite 250, Westlake Village, California 91362, on Thursday, May 6, 2010 at 9:00 AM Pacific Time, and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held on Thursday, May 6, 2010
CORPORATE GOVERNANCE
Report of the Audit Committee of the Board of Directors
EXECUTIVE COMPENSATION Compensation Discussion and Analysis
Compensation Committee Report
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS FOR THE YEAR ENDED DECEMBER 31, 2009
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2009
OPTION EXERCISES AND STOCK VESTED FOR THE YEAR ENDED DECEMBER 31, 2009
BENEFITS UPON TERMINATION OR CHANGE IN CONTROL
DIRECTOR COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 1 ELECTION OF DIRECTORS
Nominees
EXPENSES OF SOLICITATION
HOUSEHOLDING
SUBMISSION OF STOCKHOLDER PROPOSALS FOR ANNUAL MEETING IN 2011
OTHER MATTERS